UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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EN POINTE TECHNOLOGIES, INC.
(Name of Registrant as Specified In Charter)

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March 12, 2009

Re: En Pointe CEO Offer to Acquire En Pointe

To Our Valued Customers and Partners,

Yesterday, our company issued a press release stating that En Pointe Technologies, Inc has entered into a definitive agreement to be acquired by a company owned and controlled by me and my family.

Rest assured that these developments have no impact on either En Pointe’s customers, operations or its ability to fulfill your business needs.   For all of En Pointe and its employees, it is “business as usual”…which means we remain focused on providing superior service to our customers and partners.  Because this transaction will be completely transparent to you, you do not have to make any changes on how you interact with En Pointe on a day-to-day basis.

I am extremely encouraged about En Pointe’s position relative to our competitors in this economic environment.

I look forward to serving you in the same capacity, and to En Pointe bringing you increased value-add as a privately held, 100% minority owned company when the transaction is completed.

Please feel to contact me or the other members of En Pointe’s executive team to discuss your business needs further and thank you for your continued support.

I can be reached at 310-337-5250.

Best Regards,

Bob Din

Where to Find Additional Information about the Merger
In connection with the previously announced proposed merger transaction, En Pointe Technologies, Inc., or the Company, intends to file with the Securities and Exchange Commission, or the Commission, a proxy statement and other relevant materials in connection with the proposed transaction.  The proxy statement will be mailed to the Company’s stockholders.  INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER.  The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the Commission, may be obtained free of charge at the Commission’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed by the Company with the Commission by contacting Investor Relations at ir@enpointe.com, via telephone at (310) 337-5212 or via the Company’s website at www.enpointe.com ..

The Company, its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in favor of the proposed merger.  Information concerning the Company’s participants and their respective interests in the proposed merger will be available in the proxy statement and in the Company’s annual reports on Form 10-K previously filed with the Commission.

Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.  This communication does not constitute an offer of any securities for sale or the solicitation of any proxy.